UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Amendment and Restatement

On October 4, 2016, Parkway, Inc. (the “Company”) filed Articles of Amendment and Restatement of its Articles of Incorporation (the “Amended and Restated Articles”) with the Maryland State Department of Assessments and Taxation (“MSDAT”). The filing was made in connection with the previously announced spin-off of the Company’s common stock and limited voting stock by Cousins Properties Incorporated (the “Distribution”). After the Distribution, the Company will be an independent, publicly traded real estate investment trust (a “REIT”).

As described in the preliminary information statement included as Exhibit 99.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37819) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2016, the final version of which was included as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on September 28, 2016 (the “Information Statement”), the Amended and Restated Articles, among other things, increases the Company’s authorized common stock from 100,000 shares to 250,000,000 shares and creates four classes of stock consisting of 200,000,000 authorized shares of common stock, $0.001 par value per share, 1,000,000 shares of limited voting stock, par value $0.001 per share, 48,999,950 shares of preferred stock, par value $0.001 per share, and 50 shares of non-voting preferred stock, par value $0.001 per share. Each share of common stock entitles the holder to one vote on matters submitted to a vote of stockholders, including the election of directors. Each share of limited voting stock entitles the holder to one vote on certain specified matters submitted to a vote of the stockholders and will be “paired” with a unit of limited partnership interest also held by such holder in Parkway Properties LP, which will be a subsidiary of the Company after the Distribution. The non-voting preferred stock provides for an 8.00% per annum return on the $100,000 liquidation preference and will be issued only to a subsidiary of Cousins Properties Incorporated in connection with the Distribution. Pursuant to the Amended and Restated Articles, the Company opted out of the Maryland Unsolicited Takeover Act and cannot opt back in without obtaining shareholder approval in advance. The Amended and Restated Articles grants the Board of Directors of the Company (the “Board of Directors”) the authority to cause the Company to elect to qualify for U.S. federal income tax treatment as a REIT. The Amended and Restated Articles also sets forth restrictions on ownership and transfer of the Company’s capital stock in order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended. The Amended and Restated Articles became effective upon filing with MSDAT.

A copy of the Amended and Restated Articles is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amended and Restated Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment.

Amended and Restated Bylaws

The Board of Directors adopted an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), which became effective as the bylaws of the Company on October 4, 2016 immediately upon the filing of the Articles Amendment as described above.

As described in the Information Statement, the Amended and Restated Bylaws provides, among other things, that at least a majority of directors must be “independent” under the New York Stock Exchange listing requirements. Furthermore, the Amended and Restated Bylaws requires that directors must be elected by a majority of the votes cast in an uncontested election and by a plurality of the votes cast in a contested election. Members of the Board of Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The Board of Directors may increase or decrease the number of directors, but not below the minimum required by Maryland law or above the maximum permitted by the Amended and Restated Articles. The Amended and Restated Bylaws also sets forth the process by which stockholders may nominate individuals to stand for election to the Board of Directors or propose other business to be considered at a stockholders’ meeting. The Amended and Restated Bylaws contains an exemption from the Maryland control share acquisition statute as well as other provisions regarding the governance of the Company.

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Parkway, Inc.

3.2	Amended and Restated Bylaws of Parkway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Parkway, Inc.

3.2	Amended and Restated Bylaws of Parkway, Inc.